Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Board of Directors
Cadence Resources Corporation
Traverse City, Michigan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 27, 2005, on the financial statements of Cadence Resources Corporation as of September 30, 2005, 2004, and 2003 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

February 6, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com